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Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Atlantic Power Corporation:

        We consent to the use of our report dated March 7, 2008, with respect to the balance sheet of Pasco Cogen, Ltd. as of December 31, 2007, and the related statements of operations and partners' capital and cash flows, for the year then ended, included herein.

/s/ KPMG LLP

June 16, 2010
Tampa, Florida
Certified Public Accountants

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  Exhibit 23.5
Consent of Independent Registered Public Accounting Firm